EXHIBIT 21.1

PLC SYSTEMS INC.

SUBSIDIARIES OF THE REGISTRANT

1)             PLC Medical Systems, Inc., a Delaware corporation

2)             PLC Sistemas Medicos Internacionais (Deutschland) GmbH, a German corporation